Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACTS:

Cheryl Presuto	Donald C. Weinberger/Diana Bittner (media)
Chief Financial Officer	Wolfe Axelrod Weinberger Associates, LLC
TeamStaff, Inc.	212-370-4500
1 Executive Drive	don@wolfeaxelrod.com
Somerset, NJ 08873	diana@wolfeaxelrod.com
866-352-5304
TeamStaff Reports Second Quarter Results
Somerset, New Jersey— May 17, 2010 — TeamStaff, Inc., (NASDAQ: TSTF) a leading healthcare and logistical services provider to the Federal Government, today announced its financial results for the fiscal quarter ended March 31, 2010. As a result of the previously disclosed sale of TeamStaff Rx, which was completed on January 4, 2010, all results reported in this release have been reclassified to show TeamStaff Rx as a discontinued operation.
TeamStaff’s operating revenues for the three months ended March 31, 2010 were $9.8 million as compared to $11.5 million in the comparable quarter last year. The decrease in operating revenues is due primarily to government in-sourcing of selected positions under our existing contracts, reductions in overtime at certain government facilities and the conclusion of our only commercial contract, offset by revenue from new business compared to the prior fiscal year period. Loss from continuing operations was $1.0 million or ($0.20) per basic and diluted share compared to income from continuing operations of $0.05 million or $0.01 per basic and diluted share in the comparable quarter last year.
Commenting on the Company’s results, TeamStaff’s President and Chief Executive Officer Zachary Parker stated, “Our results this quarter continue to reflect our substantial transformation which began with the divestiture of the TeamStaff Rx commercial healthcare staffing business. Now that the divestiture is behind us, we are in the process of rebuilding the core enterprise including infrastructure, branding, and new business development efforts. While this transition will take time, I remain impressed with the solid foundation within our TeamStaff Government Solutions business unit and believe we can use our success in this division to achieve more profitable growth in the broader government services market sector. Specifically, we are looking to conduct business with the U.S. Department of Defense and have identified several logistics services that could be a good fit for our Company. On that note, we have begun key efforts to develop the new infrastructure required to succeed in this sector, as we leverage strong technical performance into new strategic partnerships and opportunities.”
TeamStaff’s gross profit was $1.0 million, or 9.9% of revenues for the second quarter of fiscal 2010 as compared to $1.7 million, or 14.9% of revenues, for the second quarter of fiscal 2009. The Company experiences lower gross profit percentages in the second fiscal quarter due to employer payroll tax liabilities starting over again for all employees as of January first until federal and individual state wage limits are met. Several factors are impacting the decline in gross margin year over year. As a result of current economic conditions, the Company is experiencing lower employee turnover rates than last year, resulting in increased vacation accruals for over 750 contract employees at certain government facilities. The previously mentioned overtime restrictions imposed by these facilities affects gross profit as overtime earns a higher profit percentage than regular hours. The Company also experienced adverse workers’ compensation experience in the current quarter and continues to work with a risk control consultant in an effort to mitigate claims in the future.

SG&A expenses for the three months ended March 31, 2010 and 2009 were $1.8 million and $1.6 million, respectively. Included in SG&A expense this quarter is $0.1 million in costs associated with the continued development of its government services business strategic plan, including management consulting fees related to the strategic business review and fees related to the search for a new CEO and $0.1 million in costs associated with stock option and restricted stock grants to company officers and the former chief executive officer. The Company continues to invest in new business development at TeamStaff GS, incurring $0.1 million in increased new business expense over the comparable period last year for additional sales related headcount and marketing expense. To offset this spending, the Company continues with its cost saving initiatives, which have resulted in reduced headcount in non-revenue generating departments and lower G&A costs. The Company seeks continued elimination of overhead costs deemed to be non-essential to growth or infrastructure.
At March 31, 2010, the Company had $2.25 million in cash and no debt outstanding under its revolving credit facility with Sovereign Business Capital. On April 7, 2010, TeamStaff notified Sovereign it was terminating the credit facility, effective immediately. The Company’s decision to terminate the Loan Agreement follows its discussions with Sovereign regarding several consecutive quarters of non-compliance with certain covenants and notice from Sovereign that it would waive payment of a termination fee in the event the Company satisfied its obligations under the Loan Agreement prior to August 31, 2010. The Company now has greater flexibility as it pursues various financing alternatives, including seeking to obtain a substitute credit facility on more favorable terms. Although the Company is seeking a new credit facility or other financing arrangement, no assurances can be provided that it will be successful in securing such a new arrangement or the terms on which a new credit or financing arrangement would be made available to the Company. Accordingly, the Company does not currently have the benefit of a loan or financing facility to assist it in meeting its cash needs and no guarantees can be given that it will be able to obtain a new facility. The inability of the Company to secure a new credit facility or financing arrangement may have a material adverse effect on its liquidity, cash flows and results of operations.
Six Month Results
TeamStaff’s operating revenues for the six months ended March 31, 2010 were $20.6 million as compared to $25.5 million last year. TeamStaff’s operating gross profit was $2.3 million, or 11.3% of revenues, for the six months ended March 31, 2010 as compared to $3.8 million, or 16.3% of revenues, for the six months ended March 31, 2009. SG&A expenses and officer severance was $3.8 and $3.1 million for the six months ended March 31, 2010 and 2009, respectively. Net loss was $2.8 million or ($0.56) per basic and diluted share for the first six months of fiscal 2010 compared to net loss of $0.5 million or ($0.10) per basic and diluted share for the first six months of fiscal 2009.
The Company recorded a loss from discontinued operations related to the sale of TeamStaff Rx for the six months ended March 31, 2010 of $1.2 million or ($0.23) per basic share. Included with the operating loss of the discontinued business for the quarter is accrued severance of $0.1 million, $0.3 million from recognition of the remaining unfunded operating lease payments, and $0.3 million in various accruals for expenses related to the sale and shut down of the business.
About TeamStaff, Inc.
Headquartered in Somerset, New Jersey, TeamStaff through its subsidiary, TeamStaff Government Solutions, specializes in providing medical, logistics, supply chain management and information technology services to federal agencies and the Department of Defense. For more information, visit the TeamStaff web site at www.teamstaff.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains “forward-looking statements” as defined by the Federal Securities Laws. Statements in this press release regarding TeamStaff, Inc.’s business, which are not historical facts are “forward-looking statements” that involve risks and uncertainties. TeamStaff’s actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors and uncertainties, including but not limited to: our ability to continue to recruit and retain qualified temporary and permanent healthcare professionals and administrative staff on acceptable terms; our ability to enter into contracts with hospitals, healthcare facility clients, affiliated healthcare networks, physician practice groups, government agencies and other customers on terms attractive to us and to secure orders related to those contracts; changes in the timing of customer orders for placement of temporary and permanent healthcare professionals and administrative staff; the overall level of demand for our services; our ability to successfully implement our strategic growth, acquisition and integration strategies; the effect of existing or future government legislation and regulation; the loss of key officers and management personnel that could adversely affect our ability to remain competitive; other regulatory and tax developments; and the effect of other events and important factors disclosed previously and from time-to-time in TeamStaff’s filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC. The information in this release should be considered accurate only as of the date of the release. TeamStaff expressly disclaims any current intention to update any forecasts, estimates or other forward-looking statements contained in this press release.
(financial tables follow)

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS)

	March 31,	September 30,
	2010	2009
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,250	$2,992
Accounts receivable, net of allowance for doubtful accounts of $0 as of March 31, 2010 and September 30, 2009	11,338	11,427
Prepaid workers’ compensation	513	517
Other current assets	248	257
Assets from discontinued operation	19	1,418

Total current assets	14,368	16,611

EQUIPMENT AND IMPROVEMENTS:
Furniture and equipment	2,262	2,262
Computer equipment	215	255
Computer software	919	788
Leasehold improvements	9	9

	3,405	3,314

Less accumulated depreciation and amortization	(3,047)	(3,054)

Equipment and improvements, net	358	260

TRADENAME	3,924	3,924

GOODWILL	8,595	8,595

OTHER ASSETS	239	267

TOTAL ASSETS	$27,484	$29,657

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS EXCEPT PAR VALUE OF SHARES)

	March 31,	September 30,
	2010	2009
	(unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Bank line of credit	$—	$—
Notes payable	1,500	1,500
Current portion of capital lease obligations	19	20
Accrued payroll	10,681	10,694
Accounts payable	2,007	1,890
Accrued expenses and other current liabilities	1,492	1,241
Liabilities from discontinued operations	470	392

Total current liabilities	16,169	15,737

CAPITAL LEASE OBLIGATIONS, net of current portion	16	27

OTHER LONG TERM LIABILITY	11	13

LONG TERM LIABILITIES FROM DISCONTINUED OPERATION	—	64

Total Liabilities	16,196	15,841

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $.10 par value; authorized 5,000 shares; none issued and outstanding	—	—
Common Stock, $.001 par value; authorized 40,000 shares; issued 5,070 at March 31, 2010 and 4,900 at September 30, 2009, respectively; outstanding 5,068 at March 31, 2010 and 4,898 at September 30, 2009, respectively	5	5
Additional paid-in capital	69,389	69,124
Accumulated deficit	(58,082)	(55,289)
Treasury stock, 2 shares at cost at March 31, 2010 and September 30, 2009	(24)	(24)

Total shareholders’ equity	11,288	13,816

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$27,484	$29,657

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(Unaudited)

	For the Three Months Ended
	March 31,	March 31,
	2010	2009
REVENUES	$9,795	$11,472
DIRECT EXPENSES	8,826	9,757

GROSS PROFIT	969	1,715
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,832	1,616
DEPRECIATION AND AMORTIZATION	27	27

(Loss) income from operations	(890)	72
OTHER INCOME (EXPENSE)
Interest income	2	18
Interest expense	(30)	(26)
Other income, net	1	1
Legal expense related to pre-acquisition activity of acquired company	(56)	(5)

	(83)	(12)

(Loss) income from continuing operations before taxes	(973)	60
INCOME TAX EXPENSE	(10)	(7)

(Loss) income from continuing operations	(983)	53

LOSS FROM DISCONTINUED OPERATION
Loss from operations	(25)	(612)

Loss from discontinued operation	(25)	(612)

NET LOSS	$(1,008)	$(559)

(LOSS) EARNINGS PER SHARE — BASIC
(Loss) income from continuing operations	$(0.20)	$0.01
Loss from discontinued operation	(0.00)	(0.12)

Net loss per share	$(0.20)	$(0.11)

(LOSS) EARNINGS PER SHARE — DILUTED
(Loss) income from continuing operations	$(0.20)	$0.01
Loss from discontinued operation	(0.00)	(0.12)

Net loss per share	$(0.20)	$(0.11)

WEIGHTED AVERAGE BASIC SHARES OUTSTANDING	5,040	4,892

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	5,040	5,157

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(Unaudited)

	For the Six Months Ended
	March 31,	March 31,
	2010	2009
REVENUES	$20,588	$23,485
DIRECT EXPENSES	18,257	19,648

GROSS PROFIT	2,331	3,837
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	3,489	3,123
OFFICER SEVERANCE	310	—
DEPRECIATION AND AMORTIZATION	53	55

(Loss) income from operations	(1,521)	659
OTHER INCOME (EXPENSE)
Interest income	5	32
Interest expense	(53)	(51)
Other income, net	2	5
Legal expense related to pre-acquisition activity of acquired company	(57)	(12)

	(103)	(26)

(Loss) income from continuing operations before taxes	(1,624)	633
INCOME TAX EXPENSE	(10)	(11)

(Loss) income from continuing operations	(1,634)	622

LOSS FROM DISCONTINUED OPERATION
Loss from operations	(810)	(1,133)
Loss from disposal	(349)	—

Loss from discontinued operation	(1,159)	(1,133)

NET LOSS	$(2,793)	$(511)

(LOSS) EARNINGS PER SHARE — BASIC
(Loss) income from continuing operations	$(0.33)	$0.13
Loss from discontinued operation	(0.23)	(0.23)

Net loss per share	$(0.56)	$(0.10)

(LOSS) EARNINGS PER SHARE — DILUTED
(Loss) income from continuing operations	$(0.33)	$0.12
Loss from discontinued operation	(0.23)	(0.22)

Net loss per share	$(0.56)	$(0.10)

WEIGHTED AVERAGE BASIC SHARES OUTSTANDING	4,985	4,903

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	4,985	5,168